UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
May 26, 2010
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)
18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     As indicated on the Form 8-K filed on June 1, 2010, a copy of the transcript from the conference call concerning its financial performance for the period ended March 31, 2010, is attached to this Form 8-K as Exhibit 99.1. The conference call contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Use of Non-GAAP Financial Measures
     The Company from time to time discloses its Days Sales Outstanding (“DSO”), which is a non-GAAP financial measure. During the quarter ended March 31, 2010, DSO was 125 days. The Company calculates DSO as follows: Net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable net of any reserves for bad debts is then divided by that average daily sales amount resulting in a DSO figure. For the quarter ended March 31, 2010, the calculation was as follows:

Quarterly Revenue	$78,512,000
Annualized	314,048,000
Divided by 365 days	860,405	= Average daily Revenue
Net Accounts Receivable	107,458,000
Divided by Average daily Revenue	860,405
Equals	125	Days

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 99.1	Transcript of conference call held on May 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2010	QUALITY SYSTEMS, INC.
	By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Transcript of conference call held on May 28, 2010.